Exhibit 99.2

September 20, 2017

To:	Robert Tritt, General Counsel

Galectin Therapeutics

cc.	Harold Shlevin, COO and Board Secretary

Jack Callicutt, CFO

Dear Bob:

This letter is regarding the SEC 8K filing the company will make regarding my letter to the Galectin Therapeutics Board of Directors of September 18, 2017 indicating my intent to not stand for re-election to the Board of Directors at the December 14, 2017 annual meeting. I have read the 8K disclosure scheduled for release on September 22, 2017 and I agree with the language.

Respectfully submitted,

/s/ Peter G. Traber, MD

Peter G. Traber, MD